EXHIBIT 23(i)


                       CONSENT OF MCGLADREY & PULLEN, LLP





We hereby consent to the incorporation by reference in the April 25, 1997 Registration Statement on Form S-3 of our report, dated November 4, 1996, which was filed with the annual report on Form 10-K of Lee Enterprises, Incorporated and Subsidiaries for the year ended September 30, 1996 and to the reference to our Firm under the caption "Experts" in the Prospectus






/s/ MCGLADREY & PULLEN LLP

Davenport, Iowa
April 25, 1997